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Exhibit 10.20

                                    , 2008

Third Wave Acquisition Corp.
591 West Putnam Avenue
Greenwich, Connecticut 06830

Deutsche Bank Securities Inc.
As Representative of the several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Re:    Initial Public Offering of Third Wave Acquisition Corp.

Ladies and Gentlemen:

        This letter is being delivered to you in accordance with the Underwriting Agreement dated as of [                                    ], 2008 (the "Underwriting Agreement"), by and between Third Wave Acquisition Corp., a Delaware corporation (the "Company"), and Deutsche Bank Securities Inc. ("Deutsche Bank"), as representative of the underwriters named in Schedule I thereto (the "Underwriters"), relating to an underwritten initial public offering (the "Initial Public Offering") of the Company's units (the "Units"), each consisting of one share of the Company's common stock, par value $0.001 per share (the "Common Stock"), and one warrant (a "Warrant") entitling the holder thereof to purchase one share of Common Stock.

        In connection with the Initial Public Offering, the undersigned will enter into a letter agreement with Deutsche Bank pursuant to which the undersigned will agree to place limit orders for up to $26,250,000 of shares of Common Stock (the "Aftermarket Shares") for a period commencing two business days after the Company files a preliminary proxy statement relating to its Business Combination (as defined in the Company's Amended and Restated Certificate of Incorporation in effect on the date hereof (the "Certificate of Incorporation")) and ending on the business day immediately preceding the record date for the meeting of stockholders at which the Business Combination is to be approved.

        In addition, in connection with the Initial Public Offering, the undersigned will enter into an Amended and Restated Sponsor Warrants and Co-Investment Units Subscription Agreement with the Company pursuant to which the undersigned will agree to purchase and acquire from the Company such number of Units (the "Co-Investment Units") as may be acquired at a price of $10.00 per unit using the remaining portion, if any, of the $26,250,000 that has not been used by the undersigned to purchase Aftermarket Shares.

        In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Initial Public Offering, and in recognition of the benefit that such Initial Public Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

          1.     Approval of Business Combination or Extension Period.    The undersigned agrees that in connection with any vote of the stockholders of the Company on (i) a proposed amendment to the Certificate of Incorporation to extend the Company's corporate existence, and therefore the time period within which the Company must consummate a Business Combination, to up to 36 months or (ii) a proposed Business Combination, it will vote any Aftermarket Shares it has acquired in favor of such extension or Business Combination and will not exercise conversion rights (as described in the Certificate of Incorporation) in respect of any such Aftermarket Shares. The undersigned further agrees that in connection with a stockholder vote to approve a proposed Business Combination, it will vote any such Aftermarket Shares in favor of an amendment to the Certificate of Incorporation providing for the Company's perpetual existence following the consummation of the Business Combination.

          2.     Transfer Restrictions.    The undersigned will not assign, alienate, pledge, attach, sell or otherwise transfer or encumber (each, a "transfer"), directly or indirectly, any Aftermarket Shares, any Co-Investment Units or any shares of Common Stock or Warrants included in the Co-Investment Units (including the Common Stock issuable upon exercise of the Warrants) that it currently owns or may acquire hereafter from the date hereof until 180 days following the date of the consummation of a Business Combination, except to a Permitted Transferee. Any transfers of such securities to a Permitted Transferee will be made in accordance with applicable securities laws. Any transfer of securities pursuant to this Paragraph 2 after the date hereof will be subject to the condition that the Permitted Transferee has agreed in writing to be bound by the terms of Paragraphs 1 and 2 hereof. "Permitted Transferee" means (i) any legal entity controlling, controlled by or under common control with, the undersigned, and (ii) if the undersigned is an individual, (a) a member of undersigned's immediate family or a trust, the beneficiary of which is the undersigned or a person related to the undersigned by blood, marriage or adoption, (b) a transferee by virtue of the laws of descent and distribution upon death of the undersigned, or (c) a transferee pursuant to a qualified domestic relations order.

        The undersigned represents and warrants that it has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

        The undersigned represents and warrants that, except as described in the Registration Statement, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder's, consulting, origination or similar fee by the undersigned with respect to the sale of the securities pursuant to the Underwriting Agreement or any other arrangements, agreements or understandings by the undersigned that may affect the Underwriters' compensation pursuant to the Underwriting Agreement.

        The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the Initial Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

        This letter agreement shall be binding on the undersigned and such person's successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination.

        This letter agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

        This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

        No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Sincerely,
BSS THIRD WAVE INVESTORS LLC
By:
Name:
Title:

Accepted and agreed:

THIRD WAVE ACQUISITION CORP.

By:
Name: Title:

Accepted and agreed:

DEUTSCHE BANK SECURITIES INC.

By:
Name: Title:

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  Exhibit 10.20